Exhibit 5.1

September 16, 2022

Beam Global
5660 Eastgate Dr.

San Diego, California 92121

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Beam Global, a Nevada corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-1 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to the resale of up to 2,015,985 shares of our common stock, par value $0.001 per share (“Common Stock”) issued by the Company to the selling stockholder of the Company named in the Registration Statement (the “Selling Stockholder”), consisting of (i) 10,484 shares of Common Stock currently held by the Selling Stockholder (“Commitment Shares”) and (ii) up to 2,005,501 shares of Common Stock to be issued and sold by the Company to the Selling Stockholder pursuant to the Common Stock Purchase Agreement, dated September 2, 2022, by and between the Company and B. Riley Principal Capital, LLC, as described in the Registration Statement (“Purchase Shares”). The Commitment Shares and the Purchase Shares are collectively referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Commitment Shares have been validly issued and are fully paid and nonassessable and (ii) the Purchase Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

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We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada and reported judicial decisions relating thereto.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Weintraub Tobin Chediak Coleman Grodin Law Corporation

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN LAW CORPORATION

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